UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 4, 2009

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Jingqi Street
Dongfeng Xincun
Sartu District
163311 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 4, 2009, QKL Stores Inc. (the “Company”) issued a press release announcing that it closed the sale of an additional 900,000 shares of the Company’s common stock, par value $0.001 per share, at a price of $5.75 per share, less a 5% underwriting commission, pursuant to the over-allotment option exercised in full by Roth Capital Partners, LLC (“Roth”) in connection with its public offering that closed on November 24, 2009.  The exercise of the over-allotment option brings the total number of shares sold by the Company in connection with the offering to 6,900,000 and the total net proceeds received in connection with the offering to approximately $37.4 million, after deducting underwriting discounts and estimated offering expenses. The offering was underwritten by Roth pursuant to the terms of the underwriting agreement by and between the Company and Roth dated as of November 19, 2009, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2009.

A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1           Press Release dated December 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By: /s/ Zhuangyi Wang
Name: Zhuangyi Wang
Title: Chief Executive Officer

Dated: December 4, 2009